MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1A, Amendment #1, of Republik Media and Entertainment, LTD, of our report dated October 21, 2008 on our audit of the financial statements of Republik Media and Entertainment, LTD as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for six months ended June 30, 2008 and since inception on September 10, 2007 through June 30, 2008, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1A, Amendment #1, of Republik Media and Entertainment, LTD, of our review report dated November 17, 2008 on our review of the financial statements of Republik Media and Entertainment, LTD as of September 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for three months ended September 30, 2008 and since inception on September 10, 2007 through June 30, 2008 and since inception on September 10, 2007 through September 30, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
January 7, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501